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                                            Exhibit 99.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



                              Re:  Boston Edison Company
                                   Registration on Form
                                   S-3 and Form S-8



     We are aware that our report dated April 28, 1994 on our review of the interim financial information of Boston Edison Company for the period ended March 31, 1994 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-3 (File Nos. 33-36824 and 33-57840) and on Form S-8 (File Nos. 33-00810, 33-7558, 33-38434,
33-38424, 33-48425, 33-59662 and 33-59682).  Pursuant to Rule
436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



Boston, Massachusetts                     COOPERS & LYBRAND
April 28, 1994





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